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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 Amendment No. 2
                                       To
                                    FORM 8-K



                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (date of earliest event reported): August 13, 1999


                                THE CRONOS GROUP
             (Exact name of registrant as specified in its charter)



               Luxembourg                              0-24464                          Not applicable
             (State or other                    (Commission File No.)               (IRS Employer I.D. No.)
             jurisdiction of
             incorporation
             or organization)


                      16, Allee Marconi, Boite Postale 260,
                                L-2120 Luxembourg
                    (Address of principal executive offices)

                    Registrant's telephone number: 352 453145


                                 Not Applicable
          (Former name or former address, if changed since last report)

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Item 4.     Changes in Registrant's Certifying Accountant

            (a) On August 13, 1999, the Registrant's independent auditors, Moore Stephens, were notified of the Board of Directors' decision to replace them. Under Luxembourg law and the Articles of Incorporation of the Registrant, Moore Stephens was appointed for a one year term at last year's annual shareholders' meeting, which was held on October 29, 1998.

                  In the Audit Report to the Registrant's 1998 Consolidated Financial Statements, Moore Stephens drew attention to the fact that the Registrant was negotiating the refinancing of certain loans. Moore Stephens advised that these conditions raised substantial doubt that the Registrant would be able to continue as a going concern.

                  In the Audit Report to the Registrant's 1997 Consolidated Financial Statements, Moore Stephens drew attention to the fact that the Registrant was negotiating the refinancing of certain loans and was not in compliance with the terms of an escrow agreement. Moore Stephens advised that this and other factors raised substantial doubt that the Registrant would be able to continue as a going concern.

                  In addition, Moore Stephens drew attention to certain notes to the Registrant's 1998 and 1997 Consolidated Financial Statements relating to financing and recomposition expenses, items affecting fourth quarter results of operations, commitments and contingencies and related party transactions. Moore Stephens advised that allegations had been made which could result in the Registrant becoming defendants in lawsuits alleging various financial improprieties in the operation of certain third party Austrian investment entities and their sponsoring companies.

                  The decision to change accountants was approved by the Board of Directors of the Registrant. The Board has an audit committee of two members. One of the members of the audit committee participated in the decision of the Board to replace Moore Stephens and approved the decision; the other member was not present at the meeting of the Board at which the decision to replace Moore Stephens was made and did not participate in the decision.

                  During the Registrant's two most recent fiscal years, December 31, 1998 and 1997, and the subsequent interim period preceding such replacement, there were no disagreements between Moore Stephens and the Registrant regarding any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which would have caused Moore
                  Stephens to make reference to the subject matter of the disagreement in connection with its report on the Registrant's financial statements.

                  During the Registrant's two most recent fiscal years, December 31, 1998 and 1997, internal controls existed to the extent that Moore Stephens was not required to advise


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                  the Registrant that the  internal  controls  necessary for the
                  Registrant to develop reliable financial statements did not exist. No information came to Moore Stephens' attention that
                  led  it  to  no  longer  be  able  to  rely  on   management's
                  representations,  or   unwilling   to   associate   with   the
                  Registrant's financial statements.

                  During the Registrant's two most recent fiscal years, December 31, 1998 and 1997, and the subsequent interim period preceding such replacement, Moore Stephens has not advised the Registrant that there has been a need to expand the scope of its audit, or that information has come to its attention that if further investigated , would materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements; or cause Moore Stephens to be unwilling to rely on the representations of the Registrant's management or be associated with the Registrant's financial statements.

              (b) On August 16, 1999, the Registrant engaged Deloitte  &  Touche
                  LLP ("Deloitte & Touche") as the Registrant's independent auditors. The decision is subject to approval by the shareholders of the Registrant, which will be sought at the next annual meeting of shareholders, to be held later this year. During the Registrant's two most recent fiscal years, December 31, 1998 and 1997 and the subsequent period prior to engaging Deloitte & Touche, the Registrant had no consultations with Deloitte & Touche regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements. No written reports were provided to the Registrant or oral advice provided that Deloitte & Touche concluded was an important factor considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue. In addition, there were no matters that were either the subject of disagreement or a reportable event.


Item 7.        Financial Statements and Exhibits

              (c)   Exhibits

                 (16)  -  Letter  from  Moore  Stephens   regarding   change  in
                          certifying accountants.

                                ----------------




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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



Date:    August 20, 1999

                                             THE CRONOS GROUP

                                             /s/ Dennis J. Tietz
                                       By:  ------------------------------------
                                                 Dennis J. Tietz
                                                 Chief Executive Officer

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                                EXHIBIT INDEX


  Exhibits           Description
  --------           -----------
     16              Letter  from  Moore  Stephens   regarding   change  in
                     certifying accountants.